SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the registrant[ ]

Check the appropriate box:

 [ ]  Preliminary proxy statement.        [ ]  CONFIDENTIAL, FOR USE OF THE
 [ ]  Definitive proxy statement.              COMMISSION ONLY (AS PERMITTED
 [ ]  Definitive additional materials.         BY RULE 14A-6(E)(2)).
 [x]  Soliciting material under Rule 14a-12.


                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

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2)  Form, Schedule or Registration Statement No.:

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3)  Filing Party:

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4)  Date Filed:

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


                               September 19, 2003

                                    DRAFT #4

Mr. John Smith
123 Main Street
Smithtown, USA

Dear _______________:

I am writing to you about a potential transaction involving L. Roy Papp & Associates, LLP, that you may have heard about or you may shortly hear about in the press. On Thursday, September 18, 2003, L. Roy Papp & Associates, LLP, entered into a transfer agreement with Pioneer Investment Management Inc. ("Pioneer") relative to the possible combination of the Papp Stock Fund, Inc., the Papp America-Abroad Fund, Inc., the Papp America-Pacific Rim Fund, Inc., the Papp Small & Mid-Cap Growth Fund, Inc., into four newly created funds at Pioneer. As a general matter, the consummation of the proposed transaction is subject to approval of the Boards of Directors of each Papp Fund involved and the shareholders of those funds. It is anticipated that these votes will take place over the next few months and, if approved, we hope the transaction will close late in the fourth quarter of 2003.

This proposed combination brings together the growth stock oriented investment management skills demonstrated by L. Roy Papp & Associates, LLP, over the past 24 years and Pioneer's track record of operating mutual funds dating back to 1928. We believe Pioneer brings a wealth of experience and infrastructure relative to mutual fund sales and distribution. We believe Pioneer is a highly reputable, well regarded, mutual fund management company operating both here in the United States, and in Europe and the Far East.

It is important to note that the proposed transaction is not a sale of L. Roy Papp & Associates, LLP. This is merely a business relationship to allow for a greatly expanded distribution network of the four new mutual funds. L. Roy Papp & Associates, LLP, is proud of its private client business and remains committed to providing the full spectrum of investment services it has offered to its clients over the past 24 years. We believe the proposed transaction should actually help L. Roy Papp & Associates, LLP, to enhance its focus on pure investment management and research as Pioneer will now perform the marketing, distribution, and administrative duties relative to these mutual funds. Since the proposed transaction deals solely with the mutual funds, we don't expect you to experience any difference in the day-to-day operation and management of your individual account.

Mr. John Smith
September 19, 2003
Page two

If you have any questions or concerns, please contact any one of the partners of
L. Roy Papp & Associates, LLP.


                                  Best regards,


                                  L. Roy Papp
                                  Managing Partner



-------------------    ---------------------           -------------------
Russell A. Biehl       Victoria Cavallero              Jane Couperus
Partner, MBA           Partner, CFA                    Partner, CFA


-------------------    ---------------------           -------------------
Jeffrey N. Edwards     T. Kent Hardaway                Julie A. Hein
Partner, CFA           Partner, CFA, CPA               Partner, CPA


-------------------    ---------------------           -------------------
Harry Papp             Rosellen Papp                   John Stull
Partner, CFA           Partner, CFA                    Partner, CFA, CPA


         You should read the proxy statement when it becomes available because it will contain important information. You may obtain free copies of the proxy statement, as well as the Funds' prospectus, statement of additional information and shareholder reports, by writing: Papp Funds, 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016; or by calling (602) 956-1115 or (800) 421-4004. In addition, you may obtain the proxy statement, and any other relevant documents, for free directly from the Securities and Exchange Commission's web site at http://www.sec.gov.

         The Funds and each director (L. Roy Papp, Harry A. Papp, Rosellen C. Papp, Julie A. Hein, James K. Ballinger, Amy S. Clague and Carolyn P. O'Malley) may be deemed participants in a solicitation of proxies in connection with the special meeting of shareholders. As of September 17, 2003, the directors beneficially owned, in the aggregate, the following percentages of the outstanding shares of the Funds: Stock Fund 2%, America-Abroad Fund 1%, America-Pacific Rim Fund 9%, and Small & Mid-Cap Growth Fund 6%.